Exhibit 99

FOR IMMEDIATE RELEASE
March 19, 2013

Cintas Corporation Announces Fiscal 2013 Third Quarter Results

CINCINNATI, March 19, 2013 -- Cintas Corporation (Nasdaq:CTAS) today reported results for its third quarter ended February 28, 2013. Revenue for the third quarter was $1.08 billion, representing a 6.3% increase compared to last year's third quarter. Adjusting for one less workday in this year's third quarter compared to last year's quarter, revenue grew 7.9% over last year's third quarter. Organic growth, which adjusts for the impact of acquisitions and the impact of one less workday compared to last year's third quarter, was 6.9%. Organic growth rates in each of the Company's four operating segments increased from second quarter levels.

Scott D. Farmer, Chief Executive Officer, stated, “We are pleased to report record quarterly revenue led by very strong Uniform Direct Sales performance. We are also encouraged to see organic growth rates improve in each of our operating segments, reflecting the great execution by our dedicated team of employees, who we call partners.”

The Company's operating income of $133.0 million and net income of $74.7 million decreased compared to last year's third quarter by 3.3% and 1.7%, respectively. These decreases were due in part to the effect of one less workday compared to last year's third quarter. In addition, continuing solid new business sales have resulted in higher material cost amortization and the need for additional route capacity in our route based businesses.

Earnings per diluted share (EPS) for the third quarter were $0.60, a 3.4% increase over the $0.58 EPS in last year's third quarter. EPS increased despite the decrease in net income as a result of the positive impact of the Company's share buyback program in fiscal 2012 and 2013.

The Company's balance sheet and cash flow remain very strong. Cash and marketable securities totaled $245.7 million at February 28, 2013. Cash flow from operations in the first three quarters of fiscal 2013 improved to $368.3 million, a 19.7% increase over the same period of last fiscal year. As of February 28, 2013, the Company's current ratio was 3.0 to one, and its debt to EBITDA was 1.9 to one.

The effective tax rate for the third quarter of fiscal 2013 and fiscal 2012 was 36.1% and 37.0%, respectively. The effective tax rate can fluctuate from quarter to quarter based on specific discrete items. We expect the effective tax rate for the entire 2013 fiscal year to be approximately 37.0%, which would be slightly higher than last year's effective tax rate of 36.8%.

Mr. Farmer concluded, “Based on our third quarter results, we are updating our fiscal 2013 guidance with revenue in the range of $4.3 billion to $4.325 billion and EPS to be in the range of $2.50 to $2.54. This guidance assumes no deterioration in the U.S. economy and does not consider any additional share buybacks.”

About Cintas
Headquartered in Cincinnati, Cintas Corporation provides highly specialized services to businesses of all types primarily throughout North America. Cintas designs, manufactures and implements corporate identity uniform programs, and provides entrance mats, restroom supplies, promotional products, first aid, safety, fire protection products and services and document management services for over one million businesses. Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of the Standard & Poor's 500 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy and fuel costs, lower sales volumes, loss of customers due to outsourcing trends, the performance and costs of integration of acquisitions, fluctuations in costs of materials and labor including increased medical costs, costs and possible effects of union organizing activities, failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002, disruptions caused by the inaccessibility of computer systems data, the initiation or outcome of litigation, investigations or other proceedings, higher assumed sourcing or distribution costs of products, the disruption of operations from catastrophic or extraordinary events, the amount and timing of repurchases of our common stock, if any, changes in federal and state tax and labor laws, the reactions of competitors in terms of price and service and the finalization of our financial statements for the quarter ended February 28, 2013. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2012 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:
William C. Gale, Sr. Vice President-Finance and Chief Financial Officer - 513-573-4211
J. Michael Hansen, Vice President and Treasurer - 513-701-2079

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	February 28, 2013	February 29, 2012	% Chng.
Revenue:
Rental uniforms and ancillary products	$748,887	$721,012	3.9%
Other services	326,787	291,100	12.3%
Total revenue	$1,075,674	$1,012,112	6.3%

Costs and expenses:
Cost of rental uniforms and ancillary products	$434,809	$409,958	6.1%
Cost of other services	198,924	176,251	12.9%
Selling and administrative expenses	308,918	288,367	7.1%

Operating income	$133,023	$137,536	(3.3)%

Interest income	$(132)	$(373)	(64.6)%
Interest expense	16,302	17,219	(5.3)%

Income before income taxes	$116,853	$120,690	(3.2)%
Income taxes	42,148	44,655	(5.6)%
Net income	$74,705	$76,035	(1.7)%

Per share data:
Basic earnings per share	$0.60	$0.58	3.4%
Diluted earnings per share	$0.60	$0.58	3.4%

Weighted average number of shares outstanding	123,220	129,735
Diluted average number of shares outstanding	123,857	129,945

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Nine Months Ended
	February 28, 2013	February 29, 2012	% Chng.
Revenue:
Rental uniforms and ancillary products	$2,259,569	$2,163,224	4.5%
Other services	927,816	885,194	4.8%
Total revenue	$3,187,385	$3,048,418	4.6%

Costs and expenses:
Cost of rental uniforms and ancillary products	$1,301,859	$1,223,611	6.4%
Cost of other services	565,674	530,067	6.7%
Selling and administrative expenses	908,512	895,945	1.4%

Operating income	$411,340	$398,795	3.1%

Interest income	$(358)	$(1,141)	(68.6)%
Interest expense	49,194	52,281	(5.9)%

Income before income taxes	$362,504	$347,655	4.3%
Income taxes	133,039	128,632	3.4%
Net income	$229,465	$219,023	4.8%

Per share data:
Basic earnings per share	$1.84	$1.67	10.2%
Diluted earnings per share	$1.83	$1.67	9.6%

Weighted average number of shares outstanding	124,483	130,261
Diluted average number of shares outstanding	124,901	130,321

CINTAS CORPORATION SUPPLEMENTAL DATA

	Three Months Ended
	February 28, 2013	February 29, 2012
Rental uniforms and ancillary products gross margin	41.9%	43.1%
Other services gross margin	39.1%	39.5%
Total gross margin	41.1%	42.1%
Net margin	6.9%	7.5%

Depreciation and amortization	$47,832	$48,060
Capital expenditures	$52,737	$37,884

	Nine Months Ended
	February 28, 2013	February 29, 2012
Rental uniforms and ancillary products gross margin	42.4%	43.4%
Other services gross margin	39.0%	40.1%
Total gross margin	41.4%	42.5%
Net margin	7.2%	7.2%

Depreciation and amortization	$141,126	$145,086
Capital expenditures	$151,799	$117,716

Debt / EBITDA	1.9	1.9

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides additional measures of revenue growth, debt and cash flow. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP is shown below.

Computation of Workday Adjusted Revenue Growth

	Three Months Ended			Nine Months Ended
	February 28, 2013	February 29, 2012	Growth %	February 28, 2013	February 29, 2012	Growth %
	A	B	G	I	J	O
Revenue	$1,075,674	$1,012,112	6.3%	$3,187,385	$3,048,418	4.6%
			G=(A-B)/B			O=(I-J)/J
	C	D		K	L
Workdays in the period	64	65		195	196

	E	F	H	M	N	P
Revenue adjusted for workday difference	$1,092,481	$1,012,112	7.9%	$3,203,731	$3,048,418	5.1%
			H=(E-F)/F			P=(M-N)/N
	E=(A/C)*D	F=(B/D)*D		M=(I/K)*L	N=(J/L)*L
Management believes that Workday Adjusted Revenue Growth is valuable to investors because it reflects the revenue performance compared to a prior period with the same number of revenue generating days.

Computation of Debt to EBITDA

	As of
	February 28, 2013
Long-term debt	$1,309,330
Letters of credit	85,687
Debt	$1,395,017

	Rolling Twelve Months Ended February 28, 2013	Three Months Ended February 28, 2013	Three Months Ended November 30, 2012	Three Months Ended August 31, 2012	Three Months Ended May 31, 2012
Net Income	$308,079	$74,705	$78,027	$76,733	$78,614

Add back:
Interest expense	67,538	16,302	16,294	16,598	18,344
Taxes	177,714	42,148	44,851	46,040	44,675
Depreciation	163,507	41,921	40,979	40,342	40,265
Amortization	26,698	5,911	5,873	6,100	8,814
EBITDA	$743,536	$180,987	$186,024	$185,813	$190,712

Debt / EBITDA	1.9

	As of
	February 29, 2012
Long-term debt	$1,284,909
Letters of credit	85,718
Debt	$1,370,627

	Rolling Twelve Months Ended February 29, 2012	Three Months Ended February 29, 2012	Three Months Ended November 30, 2011	Three Months Ended August 31, 2011	Three Months Ended May 31, 2011
Net Income	$289,799	$76,035	$74,350	$68,638	$70,776

Add back:
Interest expense	65,030	17,219	17,728	17,334	12,749
Taxes	174,762	44,655	41,010	42,967	46,130
Depreciation	154,326	38,644	38,645	38,277	38,760
Amortization	39,935	9,416	9,871	10,233	10,415
EBITDA	$723,852	$185,969	$181,604	$177,449	$178,830

Debt / EBITDA	1.9
Management believes the ratio of debt to earnings before interest, taxes, depreciation and amortization (EBITDA) is valuable to investors, particularly investors of the company's debt, because it is a common metric that reflects the company's earnings and cash flow available for debt service payments.

Computation of Free Cash Flow

	Nine Months Ended
	February 28, 2013	February 29, 2012
Net Cash Provided by Operations	$368,343	$307,714
Capital Expenditures	$(151,799)	$(117,716)
Free Cash Flow	$216,544	$189,998
Management uses free cash flow to assess the financial performance of the Company.  Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

SUPPLEMENTAL SEGMENT DATA	Rental Uniforms and Ancillary Products	Uniform Direct Sales	First Aid, Safety and Fire Protection	Document Management	Corporate	Total
For the three months ended February 28, 2013
Revenue	$748,887	$126,129	$112,878	$87,780	$—	$1,075,674
Gross margin	$314,078	$36,829	$49,651	$41,383	$—	$441,941
Selling and administrative expenses	$211,531	$20,779	$39,121	$37,487	$—	$308,918
Interest income	$—	$—	$—	$—	$(132)	$(132)
Interest expense	$—	$—	$—	$—	$16,302	$16,302
Income (loss) before income taxes	$102,547	$16,050	$10,530	$3,896	$(16,170)	$116,853

For the three months ended February 29, 2012
Revenue	$721,012	$109,114	$101,378	$80,608	$—	$1,012,112
Gross margin	$311,054	$33,226	$43,759	$37,864	$—	$425,903
Selling and administrative expenses	$198,583	$18,745	$36,035	$35,004	$—	$288,367
Interest income	$—	$—	$—	$—	$(373)	$(373)
Interest expense	$—	$—	$—	$—	$17,219	$17,219
Income (loss) before income taxes	$112,471	$14,481	$7,724	$2,860	$(16,846)	$120,690

For the nine months ended February 28, 2013
Revenue	$2,259,569	$336,611	$335,232	$255,973	$—	$3,187,385
Gross margin	$957,710	$96,513	$144,721	$120,908	$—	$1,319,852
Selling and administrative expenses	$622,205	$61,318	$115,516	$109,473	$—	$908,512
Interest income	$—	$—	$—	$—	$(358)	$(358)
Interest expense	$—	$—	$—	$—	$49,194	$49,194
Income (loss) before income taxes	$335,505	$35,195	$29,205	$11,435	$(48,836)	$362,504
Assets	$2,809,886	$167,835	$392,820	$605,072	$245,686	$4,221,299

For the nine months ended February 29, 2012
Revenue	$2,163,224	$322,762	$306,808	$255,624	$—	$3,048,418
Gross margin	$939,613	$95,461	$132,346	$127,320	$—	$1,294,740
Selling and administrative expenses	$623,247	$59,331	$107,277	$106,090	$—	$895,945
Interest income	$—	$—	$—	$—	$(1,141)	$(1,141)
Interest expense	$—	$—	$—	$—	$52,281	$52,281
Income (loss) before income taxes	$316,366	$36,130	$25,069	$21,230	$(51,140)	$347,655
Assets	$2,813,700	$153,181	$369,288	$564,383	$352,614	$4,253,166

Cintas Corporation
Consolidated Balance Sheets
(In thousands except share data)

	February 28, 2013	May 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash & cash equivalents	$217,470	$339,825
Marketable securities	28,216	—
Accounts receivable, net	495,124	450,861
Inventories, net	246,957	251,205
Uniforms and other rental items in service	481,576	452,785
Income taxes, current	15,331	22,188
Prepaid expenses and other	24,778	24,704
Total current assets	1,509,452	1,541,568

Property and equipment, at cost, net	976,844	944,305

Goodwill	1,519,987	1,485,375
Service contracts, net	93,573	76,822
Other assets, net	121,443	112,836
	$4,221,299	$4,160,906

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$109,064	$94,840
Accrued compensation and related liabilities	90,533	91,214
Accrued liabilities	238,462	256,642
Deferred tax liability	62,019	2,559
Long-term debt due within one year	674	225,636
Total current liabilities	500,752	670,891

Long-term liabilities:
Long-term debt due after one year	1,308,656	1,059,166
Deferred income taxes	209,455	204,581
Accrued liabilities	72,190	87,133
Total long-term liabilities	1,590,301	1,350,880

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY13: 174,570,683 issued and 122,723,896 outstanding FY12: 173,745,913 issued and 126,519,758 outstanding	178,290	148,255
Paid-in capital	103,666	107,019
Retained earnings	3,631,793	3,482,073
Treasury stock: FY13: 51,846,787 shares FY12: 47,226,155 shares	(1,821,951)	(1,634,875)
Other accumulated comprehensive income (loss):
Foreign currency translation	52,918	52,399
Unrealized loss on derivatives	(14,827)	(16,104)
Other	357	368
Total shareholders’ equity	2,130,246	2,139,135

	$4,221,299	$4,160,906

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended
	February 28, 2013	February 29, 2012
Cash flows from operating activities:
Net income	$229,465	$219,023

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	123,242	115,566
Amortization of deferred charges	17,884	29,520
Stock-based compensation	16,660	15,023
Deferred income taxes	63,799	(995)
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(41,402)	(11,760)
Inventories, net	4,437	(26,958)
Uniforms and other rental items in service	(28,803)	(40,435)
Prepaid expenses and other	9	(5,977)
Accounts payable	13,475	6,372
Accrued compensation and related liabilities	(680)	3,251
Accrued liabilities	(35,682)	9,327
Income taxes payable	5,939	(4,243)
Net cash provided by operating activities	368,343	307,714

Cash flows from investing activities:
Capital expenditures	(151,799)	(117,716)
Proceeds from redemption of marketable securities	97,651	519,955
Purchase of marketable securities and investments	(135,398)	(576,404)
Acquisitions of businesses, net of cash acquired	(64,625)	(20,882)
Other, net	(662)	1,853
Net cash used in investing activities	(254,833)	(193,194)

Cash flows from financing activities:
Proceeds from issuance of debt	250,000	—
Repayment of debt	(225,472)	(1,216)
Proceeds from exercise of stock-based compensation awards	7,156	356
Dividends paid	(79,744)	(70,820)
Repurchase of common stock	(187,076)	(262,682)
Other, net	(1,385)	1,390
Net cash used in financing activities	(236,521)	(332,972)

Effect of exchange rate changes on cash and cash equivalents	656	(1,671)

Net decrease in cash and cash equivalents	(122,355)	(220,123)
Cash and cash equivalents at beginning of period	339,825	438,106
Cash and cash equivalents at end of period	$217,470	$217,983